Exhibit 10.1

July 30, 2021

MoSys, Inc.

2309 Bering Drive

San Jose, CA 95131

Attn: James Sullivan, Vice President of Finance and Chief Financial Officer

RE: Waiver of Restriction on Subsequent Equity Issuances
Ladies and Gentlemen:

We refer to the Securities Purchase Agreement, dated as of June 7, 2021 (the “Purchase Agreement”), among MoSys, Inc. (the “Company”) and the purchasers identified therein (the “Purchasers”). Capitalized terms used and not defined herein shall have the meanings assigned thereto in the Purchase Agreement.

Section 4.10 of the Purchase Agreement prohibits the Company from (i) issuing, or entering into any agreement to issue any shares of Common Stock or (ii) filing any registration statement or amendment or supplement thereto until 90 days after the Closing Date (the “Restricted Period”), other than pursuant to certain exceptions.

The Company intends to file a shelf registration statement on Form S-3 (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) during the Restricted Period. There will be up to $100 Million of Common Stock, Preferred Stock, Warrants, Units and Subscription Rights issuable as part of the Registration Statement.

The Company covenants and agrees that it shall either publicly file the Registration Statement with the Commission or otherwise provide notice to the Purchasers of the abandonment of the filing no later than August 2, 2021. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company and such covenant is a material inducement to the Purchasers executing this waiver.

Subject to the immediately following paragraph, the undersigned, constituting one of the purchasers under the Purchase Agreement, hereby waives the prohibition under Section 4.10 of the Purchase Agreement with respect to the filing of the Registration Statement during the Restricted period. The waiver granted is limited strictly to its terms and shall not be deemed to be a waiver or modification of any other provision of the Purchase Agreement.

In consideration of and as a condition to the Purchasers executing this Agreement and providing the above waiver, the Company covenants and agrees that in the next registered offering of securities of the Company (other than on Form S-8, S-4 or their successor forms) in which A.G.P./Alliance Global Partners is a placement agent or underwriter, the Company shall allocate in the aggregate thirty (30%) percent of the aggregate amount of Company securities to be offered and sold to investors in such offering to the Purchasers, with each Purchaser having the right to purchase seven and one-half (7.5%) percent of the aggregate amount of Company securities offered therein on the same terms and conditions as the other investors in the offering.

[Signature Page Follows]

Sincerely yours,
CVI INVESTMENTS, INC.
By: /s/ Martin Kobinger
Name: Martin Kobinger
Title: Investment Manager

*Authorized Signatory Hudson Bay Capital Management LP	HUDSON BAY MASTER FUND LTD.
not individually, but solely as Investment Advisor to Hudson Bay Master Fund Ltd.	By: /s/Richard Allison
Name: Richard Allison
Title: Authorized Signatory*

FIVET INVESTMENT MANAGEMENT LTD.
By: /s/ Wieland Kruger
Name: Wieland Kreuder
Title: Authorized Person

Sincerely yours,

EMPERY ASSET MASTER, LTD.
By: Empery Asset
Management, LP, its
Authorized agent

By: /s/ Brett Director
Name: Brett Director
Title: General Counsel

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